Exhibit 4.b

                                                             Executed in 6 Parts
                                                             Counterpart No. ( )

                              NATIONAL EQUITY TRUST

             SHORT-TERM LOW FIVE COVERED WRITE OPTION TRUST SERIES 6

                            REFERENCE TRUST AGREEMENT

            This Reference Trust Agreement dated December 4, 2002 among Prudential Investment Management Services LLC, as Depositor, Prudential Securities Incorporated, as Portfolio Supervisor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated August 8, 2001. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                                WITNESSETH THAT:

            In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     Part I.

                     STANDARD TERMS AND CONDITIONS OF TRUST

            Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

            (i) The first sentence of Section 9.05 - Written Notice shall be amended by deleting the language "Prudential Securities Incorporated at One Seaport Plaza, New York, New York 10292" and replacing it with "Prudential Investment Management LLC at 100 Mulberry Street, Gateway Center Three, Newark, New Jersey 07102".

                                     Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

            The following special terms and conditions are hereby agreed to:

            A. The Trust is denominated National Equity Trust, Short-Term Low Five Covered Write Option Trust Series 6.

            B. The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof subject to the Purchase Rights listed in Schedule A hereto.

            C. The term "Depositor" shall mean Prudential Investment Management Services LLC.

            D. The term "Portfolio Supervisor" shall mean Prudential Securities Incorporated.

            E. The aggregate number of Units referred to in Sections 2.03 and
      9.01 of the Basic Agreement is 3,482,670 as of the date hereof.

            F. A Unit of the Trust is hereby declared initially equal to 1/3,482,670th of the Trust.

            G. The term "First Settlement Date" shall mean December 10, 2002.

            H. The term "Distribution Date" shall be as soon as possible after the Termination Date to Unit Holders of record on the Termination Date.

            I. The term "Termination Date" shall mean June 10, 2003.

            J. The Trustee's Annual Fee shall be $.90 (per 1,000 Units).

            K. The Portfolio Supervisor's portfolio supervisory service fee shall be $.25 per 1,000 Units.

               [Signatures and acknowledgments on separate pages]

The Schedule of Portfolio Securities in Part A of the prospectus included in this Registration Statement for National Equity Trust, Short-Term Low Five Covered Write Option Trust Series 6 is hereby incorporated by reference herein as Schedule A hereto.

                                            PRUDENTIAL INVESTMENT MANAGEMENT
                                            SERVICES LLC,
                                            (Depositor)

                                            By /s/ Richard R. Hoffmann
                                               ---------------------------------
                                                   Vice President

                                            PRUDENTIAL SECURITIES INCORPORATED
                                            (Portfolio Supervisor)

                                            By /s/ Richard R. Hoffmann
                                               ---------------------------------
                                                   Vice President

                                            THE BANK OF NEW YORK
                                            Trustee

                                            By: /s/ Brian Aarons
                                               ---------------------------------
                                                    Title: Vice President

(SEAL)

ATTEST:

By: /s/ Dorothy Alencastro
    -----------------------------------
        Title: Assistant Vice President

STATE OF NEW YORK          )
                                            : ss.:
COUNTY OF NEW YORK         )

      I, Rudolf Reitmann, Jr., a Notary Public in and for the said County in the state aforesaid, do hereby certify that Brian Aarons and Dorothy Alencastro personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively of The Bank of New York, appeared before me this day in person, and acknowledged that they signed, sealed with a corporate seal of The Bank of New York, and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of The Bank of New York, for the uses and purposes therein set forth.

      GIVEN, under my hand and notarial seal this 4th day of December, 2002.

                                               /s/ Rudolf Reitmann
                                               ---------------------------------
                                                   Notary Public

(SEAL)